Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact:     Ryan Orendorf, TateAustin for Grande
(512) 344-2028
rorendorf@tateaustin.com

GRANDE COMMUNICATIONS® ANNOUNCES SOLICITATION OF CONSENTS
FROM HOLDERS OF SENIOR SECURED NOTES

SAN MARCOS, Texas – July 12, 2007 – Grande Communications Holdings, Inc. today announced that it commenced a solicitation of consents from holders of record as of the close of business on June 1, 2007 of its 14% senior secured notes due 2011.  The purpose of the consent solicitation is to amend the indebtedness covenant of the Indenture governing the terms of the senior secured notes to permit the previously-announced issuance of an aggregate principal amount of $25 million of additional senior secured notes.  The consent of holders of a majority of the aggregate principal amount of senior secured notes outstanding is required to permit the issuance of the add-on notes under the Indenture.

For the detailed terms and conditions of the consent solicitation, holders of senior secured notes should refer to Grande’s Consent Solicitation Statement dated July 12, 2007 and the related Letter of Consent, which are being mailed to each holder.  The consent solicitation will expire upon the earlier of (a) the time when valid and unrevoked consents from holders of a majority of the aggregate principal amount of senior secured notes outstanding are received or (b) 5:00 p.m. New York City time, on August 12, 2007, unless extended or earlier terminated.

Requests for documents and other information related to the consent solicitation may be directed to Grande, attention: Michael Wilfley, 401 Carlson Circle, San Marcos, Texas 78666 or by phone at (512) 878-4000.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Grande.  This press release is not a solicitation of consents with respect to any securities.  The consent solicitation is being made solely by the Consent Solicitation Statement dated July 12, 2007 and the related Letter of Consent.

About Grande Communications (www.grandecom.com)
Headquartered in San Marcos, Grande Communications® is building a deep-fiber broadband network to homes and businesses from the ground up. Grande delivers high-speed Internet, local and long-distance telephone and digital cable over its own advanced network to communities in Texas. Grande's bundled service area includes portions of San Marcos, Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio and Waco. Grande also leverages its telephone and data infrastructure by serving enterprises and communications carriers nationwide with broadband transport services and network services. Grande’s voice network terminates traffic worldwide, offering both traditional and IP-based services; its managed modem network provides coverage nationwide; and its private line and metropolitan networks provide optical services in Texas and surrounding states. Grande’s 3,100-fiber-mile network incorporates SONET-based technology for protection, diversity and optimal performance.

Forward Looking Statements

This press release may contain forward-looking statements relating to Grande that are based on its current expectations, estimates and projections. Words such as “anticipates”, “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results and outcomes to be materially different. Such risks and uncertainties include those listed under the caption “Risk Factors” in Grande’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Grande undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.